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                                                          PROMISSORY NOTE

------------------ -------------- -------------- ------------- ---------- -------------- --------------- -------------- ------------
     Principal     Loan Date      Maturity       Loan No.      Call       Collateral     Account         Officer        Initials
$2,500,000.00      04-01-1997     04-01-2007     50030669      090           416         53868           49MAP
------------------ -------------- -------------- ------------- ---------- -------------- --------------- -------------- ------------
    References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Borrower:  BOWLIN OUTDOOR ADVERTISING & TRAVEL       Lender:  Norwest Bank New Mexico, National Association
                    CENTERS, INCORPORATED                              Journal Center Business Banking
           150 LOUISIANA BLVD.                                         P.O. Box 1081
           ALBUQUERQUE, NM  87108                             7412 Jefferson Blvd. NE
                                                                       Albuquerque, NM  8710

Principal Amount:  $2,500,000.00            Initial Rate:  8.500%              Date of Note:  April 1, 1997
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     PROMISE TO PAY. BOWLIN OUTDOOR  ADVERTISING & TRAVEL CENTERS,  INCORPORATED
("Borrower")  promises to pay to Norwest Bank New Mexico,  National  Association
("Lender"),  or order,  in lawful  money of the United  States of  America,  the principal  amount  of  Two  Million  Five  Hundred  Thousand  &  00/100  Dollars
($2,500,000.00),  together  with interest on the unpaid  principal  balance from
April 1, 1997, until paid in full.

     PAYMENT. Subject to any payment changes resulting from changes in the Index, Borrower will pay this loan in 120 payments of $31,164.02 each payment. Borrower's first payment is due May 1, 1997, and all subsequent payments are due on the same day of each month after that. Borrower's final payment will be due on April 1, 2007, and will be for all principal and all accrued interest not yet paid. Payments include principal and interest. Interest on this Note is computed on a 365/360 simple interest basis; that is by applying the ratio of annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

     VARIABLE INTERST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the NORWEST BANK MINNESOTA, N.A. BASE LENDING RATE (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notice to Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each QUARTER . The Index currently is 8.500% per annum. The interest rate to be applied to the unpaid principal balance on this Note will be at a rate equal to the Index, resulting in an initial rate of 8.500% per annum. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law. Whenever increases occur in the interest rate, Lender, at its option, may do one or more of the following: (a) increase Borrower's payments to ensure Borrower's loan will pay off by its original final maturity date, (b) increase Borrower's payments to cover accruing interest, (d) increase the number of Borrower's payments, and (d) continue Borrower's payments at the same amount and increase Borrower's final payment.

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     PREPAYMENT.  Borrower  agrees that all loan fees and other prepaid  finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due and may result in Borrower making fewer payments.

     LATE PAYMENTS. If any payment is not received by Lender within five calendar days after the payment is due as provided in this Note (the "Due Date"), then additional interest will accrue beginning on the sixth calendar day on the entire unpaid principal balance at the rate of three percent (3%) per year (the "Additional Interest") until all past-due payments and any Additional Interest are paid in full. All payments received more than 5 calendar days after the Due Date will be applied first to past due interest and principal, then to current interest and current principal, and then to cost of collection.

     APPLICATION OF REGULAR PAYMENTS. Nothwithstanding any provision of this Note to the contrary, any regularly scheduled installment payment of principal and interest which is received before the due date of such payment, or which is received within 5 calendar days after the due date will be applied to interest and to principal as if such payment were received on the due date.

     DEFAULT. Borrower will be in default if any of the follow happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the Related Documents. (d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (e) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (f) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender.
(g) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note. (h) A material adverse change occurs in Borrower's financial condition, or Lender believe the prospect of payment or performance of the indebtedness is impaired. (I) Lender in good faith deems itself insecure. Initials

     LENDER'S RIGHTS. Upon default, and after Lender has notified Borrower of said Default and if such Default shall not be remedied within 15 days after such notification then, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the variable interest rate on this Note to 5.000 percentage points over the Index. The interest rate will not exceed the maximum rat permitted by applicable law. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorney's fees and Lender's legal expenses whether or not there is a lawsuit, including attorney's fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court cots in addition to all other sums provided by law. This

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Note has been  delivered  to Lender and  accepted  by Lender in the State of New
Mexico. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Bernalillo County, the State of New Mexico. This Note shall be governed by and construed in accordance with the laws of the State of New Mexico.

     RIGHT OF SETOFF. Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extend permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

     COLLATERAL. This Note is secured by a Commercial Security Agreement from Bowlin Outdoor Advertising & Travel Centers, Incorporated to Norwest Bank New Mexico, National Association dated April 1, 1997, cross collateralized by a Commercial Security Agreement from Bowlin's Incorporated to Norwest Bank New Mexico, National Association dated February 5, 1996 for loan number
53868-50028954, a Deed of Trust from Bowlin Outdoor Advertising & Travel Centers, Incorporated to Norwest Bank, New Mexico, National Association on real property located in COCHISE County, State of Arizona dated April 1, 1997 and a Mortgage from Bowlin Outdoor Advertising & Travel Centers, Incorporated to Norwest Bank New Mexico, National Association on real property located in LUNA County, State of New Mexico dated April 1, 1997.

     FINANCIAL STATEMENTS. I agree too provide to you, upon request, any financial statements or information you may deem necessary. I warranty that all financial statements and information I provide to you are or will be accurate, correct and complete.

     ARBITRATION. Lender and Borrower agree that, except for "Core Proceedings" under the United States Bankruptcy Code, all disputes, claims controversies between them, whether individual, joint or class in nature, arising from this Note or otherwise, including, without limitation, contract and tort disputes, shall be arbitrated pursuant to the Commercial Arbitration rules on the American Arbitration Association (the "AAA") upon request of either party. No act to take or dispose of any collateral securing this Note shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; invoking a power of sale under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the uniform commercial Code.


04-01-1997                                                       PROMISSORY NOTE

LOAN NO 50030669                                (CONTINUED)


     Any disputes, claims or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning any collateral securing this Note, including any claim to rescind, reform or otherwise modify any agreement relating to the collateral securing this Note, shall also be arbitrated, provided however that no arbitrator shall have the right or the power to enjoin or restrain any act of any party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction.

     Nothing in this Note shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statue of limitations, estoppel, waiver, laches or similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes. The Federal Arbitration Action shall apply to the construction, interpretation and enforcement of this arbitration provision.

     Any arbitration hereunder shall be conducted before one arbitrator who shall be an attorney who has practiced in the area of commercial law for at least ten (10) years or a retired judge at the District Court or an appelate court level. The parties to the dispute of their representatives shall obtain from AAA a list of persons meeting the criteria outlined above and the parties shall select the person in the manner established by the AAA.

     In any arbitration hereunder: (1) the arbitrator shall decide (by documents only or with a hearing, at the arbitrator's discretion) any pre-hearing motions which are substantially similar to pre-hearing motions to dismiss for failure to state a claim or motions for summary adjudication; (2) discovery shall be permitted, but shall be limited as provided in the New Mexico Rules of Civil Procedure, with all discovery to be completed no later than 20 days before the hearing date and within 180 days of the commencement of arbitration proceedings; and any requests for the extension of the discovery periods, or any discover disputes shall be subject to final determination by the arbitration; and (3) the arbitrator shall award costs and expenses of the arbitration proceeding in accordance with the Lender's Rights provisions of this Note.

     BUSINESS LOAN AGREEMENT. This note is subject to that certain Business Loan Agreement dated April 1, 1997 and any replacements, amendments or extensions thereof.

     GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest a notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of a notice to anyone other than the party with whom the modification is made.

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     PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS
OF THIS NOTE, INCLUDING THE VARIABLE INTERST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

     BORROWER; BOWLIN OUTDOOR ADVERTISING & TRAVEL CENTERS, INCORPORATED

By: /s/ Michael L. Bowlin
    ---------------------------------------------
        MICHAEL L. BOWLIN, CHAIRMAN AND PRESIDENT


Variable  Rate,  Installment  LASER  PRO,  Reg.  U.S.  Pat.&  T.M.Off.,
Ver.  3.222b(C)  1997  CFI  ProServices,   Inc.  All  rights
reserved. [NM-D20F3.22Abowl0326.lnc8.ovl]